Exhibit 10.1

ROCKDALE RESOURCES CORPORATION

Subscription Agreement

Pursuant to this Subscription Agreement (this “Subscription Agreement”), the undersigned (“Subscriber”) hereby subscribes for and offers to purchase the number of Units (as defined herein) of Rockdale Resources Corporation, a Colorado corporation (the “Company”), set forth on the signature page to this Subscription Agreement at a price of $10,000.20 per Unit.  All of the conditions, terms, and definitions contained in the Company’s Confidential Private Placement Memorandum dated February 5, 2014 (the “Memorandum”), relating to the Units are incorporated herein by reference.  Capitalized terms which are not defined in this Subscription Agreement shall, unless otherwise noted, have the meaning ascribed to them in the Memorandum.

Each Unit (“Unit”) consists of (i) 33,334 shares of common stock of the Company at $0.30 per share; and (ii) a warrant, exercisable until August 5, 2019, to purchase 33,334 shares of the Company’s common stock at an exercise price of $0.75 per share (“Warrant,” the form of which is included as Appendix A to the Memorandum).  The subscription amount for each Unit is $10,000.20.

The purchase of Units shall be upon and subject to the following terms and conditions:

1. Acceptance.  The Company has the unconditional right to reject the subscription offer evidenced by this Subscription Agreement, in whole or in part, by notice delivered to Subscriber at the address set forth on the signature page hereto, at any time prior to acceptance of the subscription offer or the withdrawal or termination of the Company’s offering of the Units pursuant to the Memorandum (the “Offering”).  The Company may accept subscriptions in any order.

Upon the acceptance by the Company of the subscription offer evidenced by this Subscription Agreement, which acceptance shall occur contemporaneously with the closing of the purchase and sale of the Units (the “Closing”), this Subscription Agreement shall become a binding agreement and Subscriber shall be obligated to purchase and pay for the Units for which Subscriber hereby subscribes as provided herein.

2. Closing.    The Closing shall take place remotely via the exchange of documents and signatures on such date within the Offering Period as the Company shall determine.  Subscriber’s Subscription Price (as defined herein) must be paid in cash by check, cashier’s check, or wire transfer upon the Closing of Subscriber’s investment.

3. Subscription Price and Payment.  The subscription price for each Unit is $10,000.20 and each Subscriber is required to purchase a minimum of one Unit (unless the Company approves the purchase of fractional Units).  Subscriber’s total subscription price (“Subscription Price”) is equal to the number of Units (or fractions of a Unit) for which Subscriber subscribes multiplied by $10,000.20.  Subscriber’s subscription may not be revoked once it has been submitted to the Company.  Upon the Closing, Subscriber’s ownership of the common stock and the Warrant(s) comprising the Units will be reflected in the Company’s books and records.

4. Representations and Warranties of Subscriber.  To induce the Company to accept this subscription offer, Subscriber represents and warrants to the Company as follows:

(a) Subscriber has received, carefully reviewed and understands the Memorandum (including all appendices and attachments thereto) and the Subscription Agreement.  Any acknowledgment set forth below with respect to any statement in the Memorandum or the Subscription Agreement shall not be deemed to limit the generality of the following representations and warranties.

(b) The Company has made available to Subscriber, during the course of this transaction and prior to the purchase of any Units, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in the Memorandum, and all such questions, if asked, have been answered to Subscriber’s satisfaction and all such documents, if examined, have been found to be fully satisfactory to Subscriber.

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(c) Subscriber has read and understands the material contained in the Memorandum (particularly the section titled “RISK FACTORS”).  Subscriber realizes that (i) the purchase of Units is a speculative investment involving a high degree of risk; (ii) the economic benefits that may be derived therefrom are uncertain; and (iii) the total amount of Subscriber’s investment could be lost.

(d) Subscriber is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the Units.  Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to Subscriber’s net worth and Subscriber’s investment in the Company will not cause such overall commitment to become excessive.  Subscriber’s investment in the Units subscribed for hereunder does not exceed 20% of Subscriber’s net worth (or, if applicable, the joint net worth of Subscriber and Subscriber’s spouse).  In determining whether or not to make an investment in the Company, Subscriber has relied solely upon information and representations set forth in the Memorandum, including all appendices and attachments thereto, and upon independent investigations made by Subscriber.  Subscriber has not been furnished any other literature or prospectus relating to the Offering.  Subscriber has been advised to consult Subscriber’s own professional financial, tax, and legal advisors with respect to the terms of the Offering and this Subscription Agreement.

(e) The information presented and the statements made by Subscriber in the Investor Questionnaire attached hereto are true, correct, and complete as of the date hereof and may be relied upon by the Company in determining whether to accept the subscription offer contained herein.

(f) Subscriber recognizes and acknowledges that the Memorandum and any information furnished by the Company do not constitute investment, accounting, legal, or tax advice.  Subscriber expressly acknowledges and represents that Subscriber is relying on Subscriber’s own professional advisors, and not the Company or the Company’s professional advisors, for such advice.

(g) Subscriber is purchasing the Units for investment purposes only, for the account of Subscriber, and not with a view toward a distribution thereof.

(h) Subscriber has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or pledge to such person or anyone else any of the Units that Subscriber hereby subscribes to purchase or any part thereof, and Subscriber has no present plans to enter into any such contract, undertaking, agreement, or arrangement.

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(i) The address set forth on the signature page hereto is Subscriber’s correct residence or principal place of business, as the case may be, and Subscriber has no present intention of moving its residence or principal place of business to any other domestic or foreign jurisdiction.

(j) Subscriber is not any of the following (each, a “Prohibited Person”):

(i) a person whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control or any other list published by any agency of the United States of America that identifies terrorists and persons associated with terrorist activities;

(ii) a person with whom a United States citizen or entity is prohibited from transacting business, whether such prohibition arises under United States law, regulation, executive order, or as a result of any list published by the U.S. Department of Commerce, the U.S. Department of Treasury, or the U.S. Department of State including any agency or office thereof; or

(iii) a person who has funded or supported terrorism or suspected terrorist organizations or who has engaged in, or derived funds from, activities that relate to the laundering of the proceeds of illegal activity.

(k) The funds to be used by Subscriber to purchase the Units are derived from legitimate and legal sources and not from any Prohibited Person.

(l) Subscriber represents that the execution, delivery, and performance by Subscriber of this Subscription Agreement are within Subscriber’s legal right, power, and capacity, require no action by or in respect of, or filing with, any governmental body, agency, or official (except as disclosed in writing to the Company), and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument to which Subscriber is party or by which Subscriber or any of Subscriber’s properties is bound.  This Subscription Agreement constitutes a valid and binding agreement of Subscriber in accordance with its terms.

(m) Subscriber is not purchasing Units with funds that constitute, directly or indirectly, the assets of an employee benefit plan1 subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or a plan2 subject to Section 4975 of the Code.

(n) No representations or warranties have been made to Subscriber by the Company or any of its officers, directors, employees, agents or professional advisors, other than as set forth herein.

1      Generally, such a plan would include any plan, fund or program that is established or maintained for the purpose of providing medical, surgical or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds, prepaid legal services, holiday or severance benefits or retirement income, or income deferred to periods extending to the termination of employment or beyond.

2           Generally, such a plan would include a trust described in Section 401(a) of the Code or a plan described in Section 403(a) of the Code, which trust or plan is exempt from tax under Section 501(a) of the Code, an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

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The foregoing representations and warranties of Subscriber are complete, true and accurate as of the date hereof and shall survive delivery of the subscription funds to the Company for all purposes. Subscriber will neither take any action nor permit any action to be taken that would cause such representations no longer to be true.  If, in any respect, any of such representations and warranties shall not be true and accurate following delivery of Subscriber’s completed Subscription Package, Subscriber shall give prompt written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

5. INDEMNIFICATION.  SUBSCRIBER AGREES TO INDEMNIFY AND HOLD HARMLESS THE COMPANY AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, FROM ANY LIABILITY, LOSS OR EXPENSE (INCLUDING REASONABLE ATTORNEYS’ FEES) IF SUBSCRIBER, ALONE OR WITH OTHERS, DEFAULTS IN ANY OF THE REPRESENTATIONS, WARRANTIES OR AGREEMENTS CONTAINED HEREIN OR IN ANY OTHER AGREEMENT OR DOCUMENT EXECUTED BY SUBSCRIBER IN CONNECTION WITH THE UNITS SUBSCRIBED FOR HEREUNDER.

6. Restrictions on Transfer of Securities.  Subscriber expressly acknowledges and understands that the sale or transfer of the securities issued in this Offering (including any securities issued on exercise of the Warrant(s)) (collectively, the “Securities”), is restricted and that:

(a) The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the laws of any other jurisdiction, and will be “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act.  The Securities may be resold only if subsequently registered or in compliance with Rule 144 or some other exemption from registration under the Securities Act.  Except as set forth in Section 7 hereof, the Company is not required to register the Securities and has no present intention of doing so.  Various state securities laws may impose further restrictions on Subscriber’s ability to resell the Securities.

(b) The public market for the Securities, if any, is severely limited, and Subscriber may not be able to sell its Securities or any portion thereof.  Subscriber understands that it must bear the full economic risk of its investment in the Securities for an indefinite period of time.

7. Registration Rights.

(a) Piggyback Registration Rights.  If the Company proposes to register any of its common stock under the Securities Act in connection with the public offering of the common stock solely for cash, other than in an Excluded Registration (as defined herein), the Company shall, at such time, promptly give Subscriber notice of such registration.  Upon the written request of Subscriber given within five (5) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 7(b), cause to be registered all Registrable Securities (as defined herein) that Subscriber has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7(a) before the effective date of such registration, whether or not Subscriber has elected to include Registrable Securities in such registration.  All shares of Common Stock issued in the Offering and all shares of common stock issusable upon exercise of the Warrants will be “Registrable Securities.” “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered.

(b) Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s common stock pursuant to Section 7(a), the Company shall not be required to include any of Subscriber’s Registrable Securities in such underwriting unless Subscriber accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of Registrable Securities requested by the holders of Registrable Securities to be included in such offering exceeds the number of shares of common stock to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Registrable Securities which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling holders in proportion (as nearly as practicable) to the number of Registrable Securities that each selling holder has requested to be registered in such offering or in such other proportions as shall mutually be agreed to by all such selling holders.  Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of shares of common stock included in such offering.

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(c) Termination of Registration Rights.  Notwithstanding anything to the contrary herein, shares of common stock shall cease to be considered Registrable Securities when (i) a registration statement with respect to the sale of such shares shall have been declared effective under the Securities Act by the SEC, (ii) such shares have been distributed pursuant to Rule 144 under the Securities Act and are no longer “restricted securities,” (iii) such shares have ceased to be outstanding, or (iv) the Registrable Securities may be sold by the purchaser in a single sale without, in the opinion of counsel to the Company, any limitation as to volume or manner of sale requirements pursuant to Rule 144 under the Securities Act.

8. Termination of the Offering.  The Company has the right, in its sole discretion, to terminate the Offering at any time.

9. Confidentiality.  Subscriber understands and acknowledges that the Memorandum and this Subscription Agreement, and all appendices, attachments, and exhibits hereto and thereto, are confidential, and hereby represents and warrants to the Company that Subscriber will not reproduce or distribute them, in whole or in part, nor divulge any of their contents, to any person other than Subscriber’s legal, tax, accounting or other professional advisors, if any, without the prior written consent of the Company.  Upon written request of the Company, this Subscription Package, the Memorandum, any accompanying materials, and any and all reproductions thereof and notes relating thereto will be promptly returned to the Company.

10. Time; No Revocation.  Time shall be of the essence in this Subscription Agreement.  Subscriber agrees that this Subscription Agreement and any agreement of the undersigned made hereunder is irrevocable, and that this Subscription Agreement shall survive the death or legal incapacity of Subscriber.

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11. Execution of this Subscription Agreement.  To constitute a valid offer, this Subscription Agreement must be completed and executed by Subscriber.

12. Acceptance by the Company.  This Subscription Agreement may be accepted or rejected by the Company, in whole or in part, in its sole and absolute discretion.  Acceptance by the Company shall be effected by counterpart execution of the signature page hereto by an authorized signatory of the Company.

13. Miscellaneous Provisions.

(a) The subscription offer evidenced by this Subscription Agreement is personal to Subscriber and cannot be assigned without the prior written consent of the Company.  Any attempted assignment of this subscription offer by Subscriber without obtaining the prior written consent of the Company shall be null and void.  The fact that the Company refuses to consent to an assignment will not give rise to any claim for damages against the Company, and any such claims against the Company are hereby expressly waived.

(b) This Subscription Agreement shall inure to the benefit of, and be binding upon, the heirs, successors, personal representatives, and permitted assigns of the respective parties.

(c) Subscriber hereby designates the address on the signature page hereto as the address to which notices shall be sent to Subscriber.  Notices to the Company shall be sent to the address of the Company’s principal place of business.

(d) This Subscription Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.  Delivery of an executed counterpart by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart.

(e) Whenever used in this Subscription Agreement, the singular number will include the plural, and the plural number will include the singular, and pronouns in the masculine, feminine, or neuter gender will include each other gender.

(f) This Subscription Agreement, and all related matters, whether in contracts or tort, in law or in equity, or otherwise, shall be governed by the laws of the State of Texas, without regard to choice of law or conflict of law principles that direct the application of the laws of a different state.

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SUBSCRIPTION AGREEMENT SIGNATURE PAGE

NUMBER OF UNITS SUBSCRIBED FOR:

PRINCIPAL AMOUNT SUBSCRIBED FOR:	$
(Units x $10,000.20)

SUBSCRIBED FOR ON (DATE):	, 20

For Individual Investors
Signature	Address
Type or Print Full Legal Name	Address (cont’d)
Social Security Number	Telephone Number
Email	Fax Number

APPROVED AND ACCEPTED:

ROCKDALE RESOURCES CORPORATION

By:
Marc Spezialy, Chief Executive Officer

Date: